Exhibit 23





                     CONSENT OF INDEPENDENT ACCOUNTANTS



               We consent to the incorporation by reference in the Registration Statements of Ecolab Inc. on Form S-8 (Registration Nos. 2-90702, 33-18202, 33-55986 and 33-56101) of our report dated June 5, 1995, on our audits of the financial statements of the Ecolab Savings Plan as of December 31, 1994 and 1993 and for the years ended December 31, 1994, 1993 and 1992, which report is included in this Annual Report on Form 11-K. We also consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in Registration No. 33-56101, as it relates to the financial statements referred to above and included in this Annual Report on Form 11-K.



                                        /s/Coopers & Lybrand L.L.P.
                                        COOPERS & LYBRAND L.L.P.





     Saint Paul, Minnesota
     June 28, 1995